Exhibit  2.1
                                                                Filed # C1566-01
                                                              September 18, 2002
                                                                In the office of
                                                 Dean Heller, Secretary of State
                                                                        (NEVADA)

                               ARTICLES OF MERGER
                                CONCENTRAX, INC.
                             (a Nevada corporation)
                               PANGEA DESIGN, INC.
                              (a Texas corporation)

The undersigned parent-subsidiary corporations desiring to merge. a wholly-owned Texas subsidiary corporation, Pangea Design, Inc., as the merging corporation, with and into its Nevada parent corporation, Concentrax, Inc., as the surviving corporation, hereby sign, seal, and present for filing these Articles of Merger as required by the corporate law of Nevada, as follows:

1.  The  names  of  the  constituent  corporations  are:

                              Merging Corporation:

Pangea Design, Inc., a Texas corporation, which is the wholly-owned subsidiary of Concentrax, Inc., the Nevada corporation which is the surviving corporation of this merger.

                             Surviving Corporation:

Concentrax, Inc., a Nevada corporation, which is the parent of Pangea Design, Inc., the Texas corporation.

2.  The  addresses  of  the  corporations  are  as  follows:

Pangea  Design,  Inc.:  2400  August  Place,  Ste.  425,  Houston,  Texas  77057

Concentrax,  Inc.:  817  Oak  Glen,  Houston,  Texas  77076

3. This merger is permitted under the laws of the States of Texas and Nevada. Pangea Design, Inc. and Concentrax, Inc. have complied with the applicable provisions of the laws of the States of Texas and Nevada.

4. The Plan of Reorganization was adopted unanimously by the Board of Director of Concentrax, Inc. Board approval of Pangea Design, Inc., the wholly owned subsidiary is not required under Article 5.16 of the Texas Business Corporation Act. Neither the Merging Corporation (Pangea Design, Inc.) nor the Surviving Corporation (Concentrax, Inc.) were required to seek shareholder approval for this action as this merger qualified as a parent/subsidiary merger under Article
5.16 of the Texas Business Corporation Act and Section 92A.190 of the Nevada Revised Statues.

5.  The  shares  of  the  Texas  corporation  have  been  canceled.

6. The Articles of Incorporation of Concentrax, Inc. will not be amended in conjunction with the merger.

7. The merger shall be effective upon the filing of these Articles of Merger in the state of Nevada and Texas.

8. The surviving corporation agrees that it may be served with process in the State of Texas in "any proceeding for enforcement of any obligation of the merging corporation, or of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders in any appraisal proceedings. The surviving corporation irrevocably appoints the Secretary of State of Texas as its agent to accept service of process and to send it to:

817  Oak  Glen,  Houston,  Texas  77076

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ARTICLES  OF  MERGER
Concentrax,  Inc.  (Nevada)  and  Pangea  Design,  Inc.  (Texas)
PAGE  2

7. Copies of the Articles of Merger and the Plan and Agreement of Reorganization effectuated in accordance with Section 368(A)1(B) of the Internal Revenue Code are both available and on file at the offices of the surviving corporation. Copies will be furnished by the surviving corporation, without cost, to any stockholder of a constituent corporation, upon request.

IN WITNESS WHEREOF, the constituent corporations have executed these Articles of Merger. this 13th day of September 2002.

                                CONCENTRAX, INC.
                                    (Nevada)


                                               /s/  Mark  Gifford
 ATTEST                                       ---------------------
                                              Mark  Gifford,  President
 /s/  Paul  Smith
 ------------------
 Secretary



                               PANGEA DESIGN, INC.


 ATTEST                                       /s/  Jeremy  Wessels
                                             ---------------------
                                            Jeremy  Wessels,  President
 illegible
 ------------------
 Secretary

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